EXHIBIT 10.16.4
CONFIDENTIAL TREATMENT REQUESTED
AMENDMENT
TO
MASTER SERVICES AGREEMENT
This Amendment including Attachment A hereto (collectively, the “Amendment”) dated as of the 16th day of August, 2006 (the “Amendment Effective Date”) is by and among SYNACOR, INC. (“Synacor”), Charter Communications Operating, LLC (“Client”) and Charter Communications Holding Company, LLC under which the parties hereto mutually agree to modify and amend as follows the Synacor Master Services Agreement, and exhibits thereto, effective as of September 30, 2004 and as amended (collectively, the “Agreement”). All terms defined herein shall be applicable solely to this Amendment. Any defined terms used herein, which are defined in the Agreement, shall have the meanings ascribed to them in the Agreement solely when interpreting the Agreement. Inconsistent terms shall have the meaning ascribed herein.
Whereas, Synacor desires to make certain additional services available to Client;
Whereas, Client desires to receive such additional services; and
Whereas, Synacor and Client would like to modify certain payment and revenue share terms.
Therefore, the Parties hereby agree to enter into this Amendment and agree to the following:
1.	Defined Terms. In the Agreement, including all Schedules and other attachments, Charter Communications Holding Company, LLC shall be replaced as the “Client” and “party” by its indirect, wholly owned subsidiary, Charter Communications Operating, LLC.

2.	(a) Schedule A. The parties agree that as of the Amendment Effective Date, Schedule A to the Agreement, as amended, entitled “Product & Pricing Schedule,” is hereby deleted and replaced in its entirety with the Schedule A attached hereto as Attachment 1 to this Amendment. [*]

(b) Schedule F. The parties agree that effective as of the Amendment Effective Date, Schedule F to the Agreement entitled Search Revenue Sharing Addendum is deleted in its entirety.

3.	Data Privacy Amendment. The Parties agree that the Data Privacy Amendment attached as Attachment 2 hereto shall be inserted as new Schedule G to the Agreement and will become effective immediately upon the signing hereof and shall continue throughout the Term of this Amendment.

4.	Extension of Term. Article 7.1 of the Agreement is hereby replaced in its entirety with the following:
“7.1 Term: This Agreement shall continue in full force and effect through the end of [*] (the “Initial Term”) and, except as provided in the immediately following sentence, will renew at [*] (each a “Renewal Term” and collectively the Term and any Renewal Term(s) being referred to as the “Term”). Notwithstanding anything to the contrary in this Amendment or any Schedule, following the Initial Term, the requirement of a [*] from Synacor to Client set forth in [*] of the Amended and Restated Schedule A to the Synacor Master Service Agreement Product and Pricing Schedule shall terminate at the end of the [*]. All other revenue shares and fees shall remain the same as during the Initial Term unless otherwise specified below.”
5.	Change of Control. Article 7.2 shall be supplemented with the following change of control language: “Should either party be subject to a “Change of Control” (as hereafter defined), then such party shall provide the other with written notice within thirty days of executing the agreement which leads to such change of control. The other party may within sixty days of being notified of such Change of Control provide a notice that it desires to terminate the Agreement. If such notice of termination is not provided

*	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

then this termination for change of control shall be deemed to have been waived. Change of Control means the execution of any transaction pursuant to which a party sells, assigns or transfers directly or indirectly to any third party all or substantially all of its business (whether by sale of assets or equity, merger, consolidation or otherwise) to a Competitor. Competitor means, with respect to Client, any entity providing high-speed data services (such as cable modem services, DSL, or the like) or video to home services by any means other than cable based technologies or their affiliates. ; and, with respect to Synacor any internet portal, search or advertising provider, Comcast or any other entity reasonably determined to be a direct competitor of Synacor. As to both parties, a competitor shall also be construed to include “affiliates” of a competitor as such term is defined under the Securities Act of 1933.
6.	Additional Revisions. The following provisions identified as “Old Language” shall be deleted and replaced in their entirety with the “New Language” as set forth in the table below:

SECTION REFERENCE	OLD LANGUAGE	NEW LANGUAGE
Agreement Section 2.5, Data (new text is denoted by underlining)	“As between Synacor and Client, Client shall own all User names, login IDs, passwords, and other User registration or other information provided by client and/or Users in connection with the Services, including without limitation any identification numbers or other information provided and/or used by Synacor to identify and/or distinguish between Users (“Account Information”). Unless otherwise agreed to by Client in advance and in writing, its obligations under this Agreement or to comply with any legal or regulatory requirement; provided that, to the extent not otherwise prohibited by law, Synacor shall provide Client with prompt notice of any such legal or regulatory requirement in order that Client may comply with the provisions of 47 U.S.C.A § 551 and/or seek a protective order with respect to such Account Information. To avoid uncertainty, each Party hereby acknowledges and agrees that, subject at all times to Section 5.2 herein, Synacor may disclose aggregate information (not personally identifiable), of Users and Service usage and performance derived from Account Information to Synacor Providers, Synacor customers and Synacor investors; provided that, no such information shall identify Client or any User or contain any Client-specific or User- specific information. Synacor shall	“As between Synacor and Client, Client shall own all User names, login IDs, passwords, click-stream data and other User registration or other information provided by client and/or provided by or collected from Users in connection with the Services, including without limitation any identification numbers or other information provided and/or used by Synacor to identify and/or distinguish between Users (“Account Information”). Unless otherwise agreed to by Client in advance and in writing, its obligations under this Agreement or to comply with any legal or regulatory requirement; provided that, to the extent not otherwise prohibited by law, Synacor shall provide Client with prompt notice of any such legal or regulatory requirement in order that Client may comply with the provisions of 47 U.S.C.A § 551 and/or seek a protective order with respect to such Account Information. To avoid uncertainty, each Party hereby acknowledges and agrees that, subject at all times to Section 5.2 herein, Synacor may disclose aggregate information (not personally identifiable), including click-stream data of Users and Service usage and performance derived from Account Information to Synacor Providers, Synacor customers and Synacor investors; provided that, no such information shall identify Client or any User or

2

SECTION REFERENCE	OLD LANGUAGE	NEW LANGUAGE
	provide Client with all Account Information in a format chosen by Client within forty-eight (48) hours of receipt of written notice from Client requesting the same. This clause and the Parties’ responsibilities hereunder shall survive the expiration or earlier termination of the Agreement.”	contain any Client-specific or User-specific information unless otherwise required by applicable law. Synacor shall provide Client with all Account Information in a format chosen by Client within forty-eight (48) hours of receipt of written notice from Client requesting the same. This clause and the parties’ responsibilities hereunder shall survive the expiration or earlier termination of the Agreement.”

Agreement Section 9, last sentence in Limitations of Liability	“IN NO EVENT WILL SYNACOR’S LIABILITY FOR ANY AND ALL CLAIMS, IN THE AGGREGATE, ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OF THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER EXCEED THE GREATER OF (I) [*] OR (II) THE AMOUNT SYNACOR HAS RECEIVED FROM CLIENT IN THE AGGREGATE UNDER THIS AGREEMENT DURING THE TERM HEREOF.”	“IN NO EVENT WILL EITHER PARTIES LIABILITY FOR ANY AND ALL CLAIMS, IN THE AGGREGATE, ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OF THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER EXCEED THE LESSER OF (I) [*] MILLION OR (II) THE ACTUAL DAMAGES INCURRED DIRECTLY BY THE INJURED PARTY.”

Schedule C Synacor Specifications Colorset, final paragraph	“Synacor will provide Client with the right to implement design change, including colorset modifications, header and footer changes and design consultation, at no charge once each year. Additional design changes (those desired or requested less than twelve [12] months after the last design change) will be available to Client as an additional professional service rate to be agreed upon by the parties.”	“Synacor will provide Client with the right to implement design change, including colorset modifications, and header and footer changes, [*]. Additional design changes (those desired or requested [*] after the last design change) will be available to Client as an additional professional service rate to be agreed upon by the parties. [*]”
3.	Scope of Amendment: This Amendment including Attachment 1 supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Amendment and all past dealing or industry custom. This Amendment shall be integrated in and form part of the Agreement and the Schedules thereto upon execution. All terms and conditions of the Agreement shall remain unchanged except as modified in this Amendment; and the terms of the Agreement, as modified by this Amendment, are hereby ratified and confirmed. Where any terms of the Agreement and its Schedules conflict with those of this Amendment including Attachment 1, however, the terms of this Amendment including Attachment 1 shall control. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
3

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

SYNACOR, INC.			CHARTER COMMUNICATIONS HOLDING COMPANY, LLC

By:	/s/ Ronald Frankel		By:	/s/ Greg Rigdon

	Name:	RONALD FRANKEL		Name:	GREG RIGDON
	Title:	PRESIDENT & CEO		Title:	SVP
8-16-06

CHARTER COMMUNICATIONS OPERATING, LLC

			By:	/s/ Greg Rigdon

				Name:	GREG RIGDON
				Title:	SVP

4

Attachment 1 to the Amendment
AMENDED AND RESTATED
SCHEDULE A
TO
SYNACOR MASTER SERVICE AGREEMENT
PRODUCT & PRICING SCHEDULE
          Effective August 16th, 2006, this Amended and Restated Schedule A supersedes and replaces Schedule A, as amended, and forms a part of, and is governed by, the Synacor Master Services Agreement dated September 30, 2004, as amended, by and between Synacor, Inc. (“Synacor”), Charter Communications Operating, LLC and Charter Communications Holding Company, LLC. including any schedules, attachments, or exhibits attached thereto (collectively, the “Agreement”). Any capitalized terms used in this Schedule A and not defined herein shall have the meanings ascribed to such terms in the Agreement. As set forth in the Amendment to Master Services Agreement executed simultaneously herewith, Charter Communications Operating, LLC is hereafter referred to as the “Client” or “Charter”.
          The product deliverables and fees payable by Client to Synacor pursuant to the Agreement are set forth below.
1.	Portal Features and Functionality (including Portelus Technology).
(a)	Portal deliverables consist of the following product elements including, without limitation,:
(i)	A Client-branded Portal (the “Client Branded Portal”) with elements of Synacor’s standard portal template branded with Client presentation layer (look and feel, logos, trademarks, etc.) substantially in accordance with the mock-up at Exhibit 2 formatted as provided in Section 1(b) below.
[*]
(ii)	[*]

(iii)	Personalization elements of Client Branded Portal for establishment of User preferences on display;

(iv)	Application Portal Interfaces (“APIs”) for unified registration, login and update associated with mutually agreed portal components (as further described in the Synacor Specifications). Client will work in good faith to conform to Synacor’s current API structure, Synacor will work in good faith to perform, at no additional cost to Client, any reasonable and limited enhancements or modifications to the standard Synacor API structure as necessary in order to assist the Client to fit its operations support system;

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(v)	Hosting of portal framework and content within Synacor’s Data Center or Client’s Internet protocol (“IP”) network, according to the terms of Schedule B of the Agreement (Service Level Agreement) provided that such Schedule B shall be deemed to be amended in so far as any credits shall be calculated [*]; and

(vi)	Synacor will provide the development work necessary to enable usage reporting from WebSideStory or another similar usage reporting vendor of Client’s choosing, such reporting contract to be at Client’s cost. At Client’s option, Client may choose to receive the same standard report set that other Synacor customers receive which includes page views for Charter.net and Charter.net sup pages. Such standard report set will be provided by Synacor [*].
(b)	The Client Branded Portal deliverable shall be Synacor’s standard portal product with the elements specified in subsection (a) above, together, with User Authentication (as defined in the Synacor Specifications) (the “Portal Deliverable”), customized with Client’s color scheme, logo, design elements and other “look and feel” elements as determined by Client (the “Appearance Requirements”), which shall be delivered according to a mutually-agreed upon timeframe schedule based on the level of functionality desired by the Client. Synacor will deliver the design of a Charter unique UI and, subject to Client’s prior approval (such approval not to be unreasonably withheld), Synacor will implement such UI. The Client Branded Portal will provide the functionality described in the Synacor Specifications as modified by the Charter Product Requirements attached hereto as Exhibit 1. If Client desires additional appearance or functionality for the Client Branded Portal from Synacor, the parties will, upon Client’s request, negotiate in good faith with respect to additional deliverables and the cost to Client for such additional deliverables, provided, however, that Client shall receive no less than [*].

(c)	The following fees associated with delivery of the Client Branded Portal and Search are listed below:
(i)	Definitions.
a)	“Search Services Provider” means [*]

b)	“Search Revenue” means [*]

c)	“Portal Advertising Revenue” means [*]

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*]
d)	“Charter Toolbar” means the private-label, functional, “Charter” toolbar developed by Synacor which Client and Synacor will work together to promote and distribute.

e)	“Email Advertising Revenue” means all revenue received by either party as a result of Internet advertising or promotions (excluding Search Revenue and Portal Advertising Revenue) contained in any consumer email client such as Microsoft Outlook and the webmail interface located at mail.charter.net or any successor URLs.

f)	[*]
(ii)	RESERVED

(iii)	[*]

(iv)	Portal Revenue.
a)	[*]

b)	[*]

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

i.	[*]; and

ii.	[*]
c)	Any Portal Advertising Revenue collected by Client during the Term shall be paid to Synacor within thirty (30) days after the end of the calendar quarter in which such revenue is received by Client. [*] Such reconciliation or true up shall be in accordance with the distributions described herein.

d)	[*]
(v)	[*]

(vi)	[*]

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*]
The parties agree that the foregoing shall be evaluated and measured on a calendar quarterly basis and that any such required adjustments in accordance with the above formula shall be made within thirty (30) days thereafter.

(vii)	Audit. The Parties shall maintain accurate books and records of all expenses, revenues, and fees and subscriber accounts in connection with its performance hereunder. For the sole purpose of ensuring compliance with this Agreement, each Party shall have the right once per year and upon thirty (30) days’ advance written notice to conduct an inspection of the other’s books and records solely to the extent necessary and relevant to audit performance hereunder. Each party shall bear the expense of any audit conducted pursuant to this provision unless such audit shows an underpayment more than ten percent (10%) of the actual amounts paid or payable, in which case the other Party shall bear the cost and reasonable expenses of the audit. The Party with the deficiency shall immediately pay all such deficiency plus interest of eighteen percent (18%) per annum on the entire amount from the date such deficiency was originally due and payable.
2.	Portal Content.
(a)	Content. The below-listed initial Content (the “Initial Information Services”) will be integrated into the Client Branded Portal at no additional cost to Client:
(i)	[*] News service (stories, pictures, video, etc.) as set forth below (“[*] News Services”) is included in the Client Branded Portal so that when a User clicks on a news story or video, the User will remain within the Client Branded Portal. The [*] News Service includes:
•	National News

•	World News

•	Sports News

•	Entertainment News

•	Health News

•	Business and Finance News;
(ii)	Horoscopes;

(iii)	Telephone Directory Service;

(iv)	Auto Channel (currently provided by [*] );

(v)	Career Channel (currently provided by [*] );

(vi)	Travel Channel (currently provided by [*] );

(vii)	Shopping Channel (currently launching with [*] );

(viii)	Video Guide currently in development (currently includes [*] );

(ix)	Games Channel, including free advertising supported games and content;

(x)	Photo Channel (currently provided by [*] );

(xi)	Local Channel (currently provided by [*] );

(xii)	Weather Channel (currently provided by [*] );

(xiii)	TV listings/TV spotlight as defined in the Product Roadmap. TV Listings shall be provided by [*] or other provider at Client’s option and at Client’s cost;

(xiv)	Movies Channel;

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(xv)	Finance Channel (not currently provided);

(xvi)	Music Channel (or as a subset of Premium Music package); and

(xvii)	Maps and Directions
b.	Synacor will make good-faith attempts to maintain a portal that is consistent in functionality of the highest standards in the internet industry and the most recent version provided by Synacor to any of its clients. Synacor agrees to take reasonable steps to ensure that any click through content provided by Synacor does not reasonably bring Client or its image into disrepute. Synacor agrees to make commercially reasonable efforts to ensure that no competitive advertising or content of any kind is provided on the portal, including advertising of any competitive services such as telephone, Internet Service Provider, portal, video, pay per view or satellite television; provided that any advertisements or promotions that Client finds reasonably objectionable shall be removed within 72 hours of Synacor’s receipt of written notice (including Email) from Client.

c.	Client may request Synacor to integrate any additional content provided that Synacor does not incur any additional licensing fees. In the event Synacor requests Client to carry additional content which is subject to licensing fees, Synacor agrees to provide Client with the lowest applicable licensing fees of all Synacor’s clients.
3.	Premium Products and Associated Fees.

Definitions
•	“Client Sourced Services” means the content provided by Client or Client Content Providers engaged by Client which has been integrated into the Synacor platform technology and is offered either separately or as part of a Premium Product but exclusive of VOD.

•	“Content Provider” means a third party vendor or provider that provides either Client Sourced Services or Synacor Sourced Services.

•	“Synacor Sourced Services” means the content provided by Content Providers through Synacor and offered to Users, whether individually or bundled as part of a Premium Product.
For purposes of creating a fee structure, relevant Synacor Sourced Services, and/or, at the option of Client, Client Sourced Services, may be bundled into premium products (“Premium Products”) at the request of Client, and subject to Synacor’s prior written approval, and made available to the Users of Client. Such monthly fees may include both Synacor Sourced Services Fees and Carriage Fees, as defined below, as applicable. For purposes herein, a “Subscription Account” is defined as an account that allows a User to access a given Premium Product. In addition to other rights Client may have under this Agreement (including but not limited to Client’s right to eliminate or replace Synacor Sourced Services with Client Sourced Services at any time), Client may elect to require Synacor to use reasonable commercial efforts to provide reasonably equivalent Synacor Sourced Services to then-current Synacor Sourced Services, or to modify the Synacor Sourced Services mix, as necessary to result in a mutually agreeable Premium Product.
(a)	Premium Products. The following Premium Products are currently available to Client for distribution to Users for the Premium Product Fees described below:
(i)	Family Bundle. The Family Bundles shall include all of the following:
•	Encyclopedia Britannica — Unlimited access to the updated 32-volume Encyclopedia Britannica, plus: Britannica’s Student & Concise encyclopedias, thousands of exclusive video and audio clips

•	Shockwave Gameblast — 100 popular premium online and downloadable games

•	American Greetings — Print and Send Greeting cards and access to member’s only online greeting cards

•	Clever Island — Focuses on the educations skills that are most important to a child’s development, including language, numbers, spatial reasoning, logic and critical thinking. Activities are designed by leading experts in education and child development to be engaging, powerful and fun.

•	Weather.com — Local, regional and national video weather reports and special feature categories. (Subject to approval by Weather.com.)

•	Major League Baseball — Access to GameDay Audio (listen to every game played that day), Condensed Video Games, Post Game Highlights, MLB Custom Cuts and MLB Radio.
(ii)	Music Products
i.	Charter Music2Go
•	MusicNet — Unlimited song download service which includes unlimited song downloads to WMP 10 supported portable devices and personal computers from over 2,000,000 tracks; as well as commercial free radio and video. Subscribers can also purchase tracks.

•	Synacor may include online Magazines and/or other products as mutually agreed
ii.	Charter Music (non portable):
•	MusicNet — Unlimited song download service which includes unlimited song downloads to WMP 10 supported personal computers from over 2,000,000 tracks; as well as commercial free radio and video. Subscribers can also purchase tracks
(iii)	The parties may also include additional Premium Products or modify existing Premium Products, as the parties may agree from time to time. Fees for such Additional Premium Products shall be subject to the same fee calculations and revenue shares as defined below in Section (3)(b) entitled Premium Product Fees.
(b)	Premium Product Fees.
(i)	Monthly Subscription Fees.
a)	Monthly Subscription Fees — Definitions.
•	“Retail Price” means the monthly subscription fee of a Premium Product that a customer of Client is charged for any given Premium Product. Such Retail Price to be agreed to in writing by the parties.

•	“Cost of Goods” means the fees paid by Synacor and/or Client to value added service and/or content providers for the services and/or content included in any given Premium Product.

•	“Subscription Gross Margin” means the Retail Price less the Cost of Goods of any given Premium Product.
b)	Monthly Subscription Revenues — Revenue Share.
•	If Client collects subscription revenues from Users then Client shall pay Synacor [*]

7

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

•	If Synacor collects subscription revenues from Users then Synacor shall pay Client [*]
(ii)	Transaction Revenues.
a)	Transaction Revenues — Definitions.
•	“Transactions” shall mean rentals or purchases made by Users of music, movies, games and other streams and/or downloads from a Premium Service or other Internet sites as the parties agree.

•	“Costs” shall mean the actual and direct costs assessed with respect to obtaining content from its content and/or music provider, additional actual and direct per transaction charges imposed by its content and/or music provider on, or passed through to, (e.g., studio fees, etc.), label and publishing fees, Verisign or other third party transaction costs, and credit card processing fees, refunds to Users and charge-backs.

•	“Transaction Gross Margin” shall mean all revenues from purchases of Transactions less the Costs.
b)	Transaction Revenues — Revenue Share.
•	If Synacor collects fees from Users for their Transactions then Synacor shall pay to Client [*]

•	If Client collects fees from Users for their Transactions then Client shall pay Synacor [*]
(iii)	[*].

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*]
4.	Client Responsibilities. The services described herein are contingent upon the following:
[*]

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*]
5.	Synacor Responsibilities.
[*]

10

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*]
6.	Synacor Rights. Synacor will have the ability to:
[*]
6.	Bandwidth and Hardware Fees. Client agrees to be responsible for handling, arranging and/or ensuring any required bandwidth to ensure connectivity and functionality to accommodate hosting services hosted directly on Client’s network, all at Client’s cost and subject to Client’s discretion with regard to degree of capacity required.

7.	Content Delivery Network: The Parties will determine an appropriate content distribution strategy for the distribution of large quantities of video material to Client’s subscribers, at Client’s expense.

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

8.	[*]

12

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

EXHIBIT 1
to the Amended and Restated Schedule A
CHARTER PRODUCT ROADMAP
[*]

13

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

EXHIBIT 2. Mock-up

home | my account | customize | products | customer service | help | Email
Charter
THE NEW HP COMPAQ nc6320 NOTEBOOK
Powered by Google
Search: Web Shopping Yellow Pages Library Maps
Search
Most Popular Searches: 1. Chernobyl 2. Scarlett Johansson 3. Freedom Tower 4. Tony Snow
Washington, DC Weather:
70° | 55°
3-day Forecast
News Sports Entertainment Marketplace Lifestyles
Welcome
logout
synacor Radio
Select a Station...
Listen
Add to my favorite stations
Favorite Stations
Rock
Alternative
HipHop/Urban
Jazz
More
synacor Today
News Sports Local Weather TV Today
Lorem ipsum dolor sit amet consectetuer.
Duis autem vel eum iriure dolor in hendrerit in vulputate velit esse molestie consequat, vel illum dolore eu feugiat nulla facilisis.
Vero eros et accumsan et iusto odio dignissim
Vero eros et accumsan et iusto odio
Vero eros et accumsan et iusto odio dignissim
Pause
synacor Email
(5) New Messages
Inbox Compose Folders Search
Joe Schmalinski 1:15 PM
Lorem ipsum dolor sit amet, consectetur
2:00 PM
Lorem ipsum dolor sit amet,
Premium Channel Pakage
American Greetings
Encyclopedia Britannica
Shockwave.com Unlimited
CleverIsland
MLB
Weather
Blogs
Blogs and RSS Feeds
Most Popular
Write your own blog!
NBA Playoffs - nbc.com
NPR - All Songs Considered
More
Media Center
Music
Videos
Games
Photos
Tv
gameblast
My Games
Popular
Alien Shooter
Collapsed Crush
Crosswords
Feeding Frenzy
Mind
Action
All
Play Now!
THE NEW HP COMPAQ nc6320 NOTEBOOK
with integrated Biometric fingerprint sensor
$1,449*
LEARN MORE
Maps
Please Enter as much as you know.
Place or Name:
Address or Intersection:
City:
State: ZIP Code:
Search
shopzilla
Expedia.com
autobytel.com
careerbuilder.com
Plan your trip!
Additional options: Flexible dates One way trips...
Flight
Hotel
Car
Cruise
Leaving from:
Going to:
Departing Time: Returning: Time:
mm/dd/yy Any mm/dd/yy Any
Adults (19-64): Seniors (65+): Children (0-18):
1 0 0
Search for flights
Horoscope
Virgo
When you move slowly and keep a more realistic mindset, you're able to do so much more than you originally envisioned.
Change your sign...
VOD High-speed Internet Digital Cable DVR Phone
Charter Product Showcase
What is DVR?
Read More
Copyright 2003 Synacor Inc. Feedback | Legal Notice | Terms Of Service

Attachment 2 to the Amendment
SCHEDULE G
TO
SYNACOR MASTER SERVICE AGREEMENT
DATA PRIVACY
     Charter Communications Operating, LLC (“Charter”) and Synacor, Inc. (“2nd Party”) hereby agree to include this Schedule G as part of the Amendment to the Synacor Master Service Agreement dated September 30, 2004 and as amended (the “Agreement”) in accordance with the terms of this amendment (the “Amendment”) effective on this the __________day of __________, 2006 (the “Effective Date”). To the extent any terms set forth in this Amendment conflict with those of the Agreement, the terms of this Amendment shall control. Any capitalized terms not specifically defined herein, shall have that meaning set forth for them in the Agreement.
1. CONFIDENTIALITY.
N.1 In connection with this Agreement, either party may furnish to the other certain non-public information that is marked or otherwise specifically identified as proprietary or confidential or which by its contents and the underlying circumstances, a reasonable person would consider proprietary or confidential (“Confidential Information”). In addition, both parties acknowledge that it and its personnel may have access to data, records and documents pertaining to such Confidential Information. This Confidential Information may include, among other things, the personally identifiable information of Charter customers (also referred to as “Charter Customer Information”), private easements, licenses, utility agreements, permits, other right-of-way granting documents, specifications, designs, business plans, schematics, drawings, software, data, prototypes, or other business, marketing and/or technical information. For purposes of this Section, the party that discloses Confidential Information is referred to as the “Disclosing Party”, and the party that receives Information is referred to as the “Receiving Party”.
N.2 When Confidential Information is furnished in tangible form or when Confidential Information is provided orally, the Disclosing Party shall, at the time of disclosure or promptly thereafter, identify the Confidential Information as being proprietary or confidential. Notwithstanding, such identification is not necessary with respect to any Charter Customer Information, which shall at all times be considered to be “Confidential Information”.
N.3 With respect to Confidential Information disclosed under this Agreement, the Receiving Party and its employees shall:
N.3.1 secure and hold the Confidential Information in confidence, exercising a degree of care not less than the care used by the Receiving Party to protect its own proprietary or confidential information that it does not wish to disclose (but in no event shall such care be less than that which is commercially reasonable), and specifically, the Receiving Party shall maintain and secure any Confidential Information in electronic data format using security measures that meet or exceed the IS01799 information security controls standard;
N.3.2 restrict disclosure of the Confidential Information solely to those of its employees to whom further disclosure is necessary for Receiving Party to perform its obligations under this Agreement, and not disclose the Confidential Information to any other person or entity without the prior written consent of the Disclosing Party which shall not be unreasonably withheld;

2

N.3.3 advise and secure the agreement of those employees of their obligation to keep Confidential Information confidential in accordance herewith;
N.3.4 use the Confidential Information only in connection with the performance of this Agreement, except as the Disclosing Party may otherwise agree in writing; and
N.3.5 segregate all such Confidential Information from the confidential materials and information of Service Provider or others to prevent commingling.
N.4 Confidential Information shall be deemed the property of the Disclosing Party during the term of this Agreement and afterwards in perpetuity, subject only to the exceptions expressly stated herein. Upon written request of the Disclosing Party, the Receiving Party shall return all Confidential Information received in tangible form, except that each party’s legal counsel may retain one copy for its files solely to provide a record of such Confidential Information for archival purposes.
N.5 Receiving Party shall notify the Disclosing Party immediately upon discovery of any actual or reasonably suspected compromise, unauthorized use or disclosure of Confidential Information, or any other breach of this Section, and will cooperate with the Disclosing Party in every reasonable way to help the Disclosing Party regain possession of the Confidential Information and prevent any further compromise, unauthorized use or disclosure.
N.6 Except to the extent of Client Customer Information for which the confidentiality obligations shall remain intact unless otherwise required by court order, the Receiving Party shall have no obligation to preserve the proprietary nature of Confidential Information that:
N.6.1 was previously known to the Receiving Party free of any obligation to keep it confidential; or
N.6.2 is or becomes publicly available by means other than unauthorized or illegal disclosure; or
N.6.3 is developed by or on behalf of the Receiving Party independently of any Confidential Information furnished under this Agreement; or
N.6.4 is received from a third party whose disclosure does not violate any confidentiality obligation.
N.7 The terms of this Agreement, and all information that may be disclosed (whether identified as such or not) to Receiving Party pertaining to the identities, locations, and requirements of the Disclosing Party’s customers, is Confidential Information of Disclosing Party.
N.8 Under no circumstances shall either party disclose the other party’s customer Confidential Information to any third party (even if under contract to that party) or to any personnel of the party responsible for publicity or for end user sales or marketing.
N.9 If the Receiving Party is required to disclose the Disclosing Party’s Confidential Information by an order or a lawful process of a court or governmental body, the Receiving Party shall promptly notify the Disclosing Party, and shall cooperate with the Disclosing Party in seeking reasonable protective arrangements before the Confidential Information is produced.
N.9 Each party agrees that a breach of any of the terms of this “Confidentiality” Section by the Receiving Party or its representatives will result in irreparable harm for which there is no adequate remedy at law, and in the event of any such breach the Disclosing Party may seek a preliminary or

3

permanent injunction and/or specific performance which shall be granted upon a finding of a breach (or substantial likelihood of a breach in the case of a preliminary injunction). Such remedies shall not be deemed to be the exclusive remedies for a breach of the terms of this “Confidentiality” Section, but shall be in addition to all other remedies available at law or in equity.
N.10 Each party will keep this Agreement and its terms confidential and will make no press release or public disclosure, either written or oral, regarding the transactions contemplated by this Agreement without the prior consent of the other party hereto, which consent will not be unreasonably withheld; provided that the foregoing will not prohibit any disclosure that is required by law or the rules of any stock exchange or other entity where a party’s securities are traded.
N.11 ADDITIONAL REQUIREMENTS WITH RESPECT TO CHARTER CUSTOMER INFORMATION. Any collection, maintenance, disclosure or use of the personally identifiable information of Charter customers shall be undertaken by 2nd Party (i) to the extent applicable, in accordance with the subscriber information collecting business practices of Charter and in a manner that does not violate or cause Charter to be in violation of Charter’s written customer privacy policy (which practices and policies are described more fully at www.charter.com) and, in all cases, (ii) in compliance with any applicable laws (domestic or foreign) governing the collection, maintenance, transmission, dissemination, use and destruction thereof, including specifically the subscriber privacy provisions of the Cable Communications Policy Act of 1984, as amended (47 U.S.C. § 551), and any and all other applicable laws or regulations, including, but not limited to, the Electronic Communications Privacy Act, 18 U.S.C. § 2701 et seq., Cal. Penal Code § 637.5, any state and/or federal security breach notification laws; and (iii) in compliance with the Payment Card Industry Association Security Standards, to the extent the recipient has access to any Charter customer’s payment card information.
2nd Party shall retain all customer information only for so long as is reasonably necessary to complete the purposes for which the Charter Customer Information has been disclosed to 2nd Party, unless otherwise specified by a mutual written agreement of the Parties. Thereafter, 2nd Party shall, at Charter’s election, permanently destroy or return such customer information to Charter with a certification signed by an officer of 2nd Party that all such customer information has been destroyed or returned.
N.12 Upon reasonable request from Charter, 2nd Party shall provide access to, and the right to inspect, all records relating to (i) the collection, processing, or transfers of data relating to Charter Customer Information and (ii) the information security measures used by 2nd Party to secure Confidential Information, including without limitation, Charter’s Customer Information. Unless otherwise agreed, any such inspection shall be at Charter’s expense and shall occur only at the business offices of 2nd Party during normal business hours and shall be conducted by a mutually acceptable third-party inspector and shall be subject to the confidentiality obligations set forth in this Exhibit G. 2nd Party further agrees to cooperate, at Charter’s expense, in any regulatory investigation or in any internal investigation by Charter (and in responding to any inquiry by any Charter customer) relating to Charter Customer Information. In the event of any such investigation or inquiry, upon notice to 2nd Party, Charter may suspend any further transfers of customer information for so long as may be necessary to obtain assurances that any additional transfers will not provide the basis for further regulatory action or possible liabilities. Any such suspension will not relieve either party for any liability arising from this Agreement or any other commercial agreements with Charter.
N.13 Without limiting or otherwise abrogating 2nd Party’s other indemnity obligations stated elsewhere in the Agreement, 2nd Party at its own expense shall indemnify and hold Charter harmless from and against any and all third party damage, loss, expense, claims, lawsuits, judgments and/or other liability (including without limitation attorneys’ fees and court costs) arising

4

from the failure of 2nd Party, its agents, employees or contractors to comply with any of the terms set forth in this “Confidentiality” Section; provided Charter provides 2nd Party with prompt written notice of such claim, reasonable cooperation and joint control over the defense and settlement of such claim; provided that Charter shall not unreasonably withhold its consent to any settlement proposed by 2nd Party. Charter shall have the right but not the obligation to participate in defending against any such claim subject to the foregoing.
N.14 The provisions set forth in this Section, shall survive the expiration or earlier termination of this Agreement.
2. BUSINESS CONTINUITY PLAN. Notwithstanding anything to the contrary set forth in the Agreement, 2nd Party agrees that it shall have and maintain a business continuity plan under which 2nd Party shall proceed in the event of a disaster or other major event affecting its business operations in order to continue its operations after such event, including without limitation, compliance with its obligations under the Agreement.

5